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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported): January 29, 2001 (January 29,
                                                  2001)


                          HARRAH'S ENTERTAINMENT, INC.
             (Exact name of registrant as specified in its charter)


      DELAWARE                      1-10410                 62-1411755
(State or other jurisdiction       (Commission            (I.R.S. Employer
    of incorporation)               File Number)         Identification No.)


      ONE HARRAH'S COURT
      LAS VEGAS, NEVADA                                       89119
(Address of Principal Executive Offices)                    (Zip Code)



                                 (702) 407-6000
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


              ----------------------------------------------------
          (Former name or former address, if changed since last report)




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ITEM 5.     OTHER EVENTS

            On January 29, 2001, Harrah's Operating Company, Inc. completed the sale of $500 million of its 8.000 percent Senior Notes due 2011. The Notes were guaranteed by Harrah's Entertainment, Inc. Proceeds from the sale of the notes will be used to reduce indebtedness outstanding under existing credit facilities.

            The notes were issued in a private placement under Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), to qualified institutional buyers and to investors in transactions exempt from registration under Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    HARRAH'S ENTERTAINMENT, INC.


Date: January 29, 2001              By:  /s/  Stephen H. Brammell
                                         ------------------------
                                    Name:  Stephen H. Brammell
                                    Title: Senior Vice President and
                                           General Counsel